Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of ProPhase Labs, Inc. and Subsidiaries on Forms S-8 (No. 333-268353, No. 333-265304, No. 333-261447, No. 333-259009, No. 333-256747, No. 333-225496, No. 333-224369, No. 333-217484, No. 333-189875 and No. 333-169697), and Forms S-3 (No. 333-260848) of our report dated March 29, 2023, with respect to the consolidated financial statements of ProPhase Labs, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Morison Cogen LLP
March 29, 2023